UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported):
November 11, 2005
Maxtor Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16447	77-0123732
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 894-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
SIGNATURES

Item 2.06 Material Impairments.
          Maxtor Corporation (the “Company”) has completed the previously-announced evaluation of its one-inch hard disk drive program. Based on recent developments in the market for these drives, on November 11, 2005 the Company determined it would cancel its current one-inch hard drive program. Engineering resources previously assigned to this program will be redirected toward the evaluation and development of technologies for additional new products. The Company will reevaluate the one-inch drive opportunity in the future. The Company estimates that the financial impact of this decision will be a one-time charge of approximately $2 million for the write-off of capital equipment and other costs in the fourth quarter of 2005.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXTOR CORPORATION
Date: November 15, 2005	By:	/s/ Duston M. Williams
	Name:	Duston M. Williams
	Title:	Executive Vice President, Finance and Chief Financial Officer